UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2005

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	73-1564280
(State or other jurisdiction of incorporation or organization)	File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2005, Virginia Electric and Power Company (“VEPCO”) and Mettiki Coal, LLC (“Mettiki”), a subsidiary of Alliance Resource Partners, L.P. (the “Partnership”), entered into an agreement (“Amendment No. 1 to the Coal Supply Agreement”) to amend their Agreement for the Supply of Coal to Mt. Storm Power Station between VEPCO and Mettiki Coal Corporation (predecessor of Mettiki Coal LLC) dated January 15, 1996 (the “Coal Supply Agreement”). Pursuant to the Coal Supply Agreement, Mettiki has agreed to sell to VEPCO, and VEPCO has agreed to purchase, coal from Mettiki’s mine located in Garrett County, Maryland for use in VEPCO’s Mt. Storm Power Station, which is located in Grant County, West Virginia (the “Station”). The Coal Supply Agreement has a term beginning January 15, 1996 and continuing through December 31, 2006.

Mettiki and VEPCO from time to time enter into spot sale and purchase agreements for the delivery of Mettiki coal to the VEPCO Station that is in addition to the parties’ purchase and sales obligations under the Coal Supply Agreement (“Spot Agreement(s)”). Furthermore, Mettiki and VEPCO are currently in negotiations to enter into a letter of intent (“LOI”) outlining the key terms and conditions of a successor coal supply agreement pursuant to which Mettiki, or one or more of its affiliates, (collectively “Mettiki”) is proposing to sell to VEPCO coal from existing and/or new mining operations to be developed in Western Maryland and/or West Virginia with a proposed term beginning on January 1, 2007 (the “Successor Agreement”).

Mount Storm Coal Supply, LLC (“Mount Storm Supply”) and its affiliate, PC West Virginia Synthetic Fuel #2, LLC (“PCWV#2”), have entered into various transactions with VEPCO whereby PCWV#2 shall produce synthetic fuel that qualifies for Section 29 tax credits that is derived from coal (“Synfuel”) at PCWV#2’s synthetic fuel facility (the “Synfuel Facility”), which Synfuel Facility shall be operated and maintained by PCWV#2 adjacent to or near VEPCO’s Station.

Pursuant to Amendment No. 1 to the Coal Supply Agreement and the Memorandum of Understanding dated January 17, 2005 between VEPCO and Mettiki (the “Memorandum of Understanding”), VEPCO and Mettiki have agreed upon certain terms and conditions to provide that Mount Storm Supply intends to purchase coal from Mettiki, which in turn shall be sold by Mount Storm Supply to PCWV#2 to produce Synfuel at PCWV#2’s Synfuel Facility which shall then be purchased by VEPCO under synfuel supply agreements (“Synfuel Supply Agreement(s)”) between PCWV#2 and VEPCO. Under Amendment No. 1 to the Coal Supply Agreement and the Memorandum of Understanding, the Synfuel purchased by VEPCO from PCWV#2 under the Synfuel Supply Agreements which is produced from coal supplied to Mount Storm Supply by Mettiki will reduce the quantity of coal that is otherwise required to be purchased by VEPCO from Mettiki under the respective Coal Supply Agreement, Spot Agreement(s) and/or the Successor Agreement.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Agreement for Supply of Coal to the Mt. Storm Power Station, dated January 15, 1996, between Virginia Electric and Power Company and Mettiki Coal Corporation (the “Coal Supply Agreement”). (Incorporated by reference to Exhibit 10. (t) to MAPCO Inc.’s Annual Report on Form 10-K, filed April 1, 1996, File No. 1-5254).

10.2	Memorandum of Understanding dated January 17, 2005 between VEPCO and Mettiki. (Portions of this agreement have been omitted based upon a request for confidential treatment. Those omitted portions have been filed with the SEC).

10.3	Amendment No. 1 dated January 17, 2005 between VEPCO and Mettiki to the Coal Supply Agreement. (Portions of this agreement have been omitted based upon a request for confidential treatment. Those omitted portions have been filed with the SEC).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III President and Chief Executive Officer

Date: January 19, 2005

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